SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------

                          MANHATTAN BAGEL COMPANY, INC.
               (Exact name of issuer as specified in its charter)

New Jersey                                        22-2981539
----------                                        ----------
(state or other jurisdiction of incorporation)    (I.R.S. Employer
                                                  Identification Number)

                                  ---------

                               246 Industrial Way
                           Eatontown, New Jersey 07724
                    (Address of Principal Executive Offices)

        Stock Option Agreement made as of April 1, 1996 between Manhattan
                 Bagel Company, Inc., and CRC, Inc., as amended

                              (Full title of plans)

                                    --------

                                   Jack Grumet
                              Chairman of the Board
                          Manhattan Bagel Company, Inc.
                               246 Industrial Way
                           Eatontown, New Jersey 07724
                                 (908) 544-0155
            (Name, address and telephone number of agent for service)

               Approximate date of commencement of proposed sales:
                   From time to time after the effective date
                          of the Registration Statement

Copies to:  Morrison Cohen Singer & Weinstein, LLP
            750 Lexington Avenue
            New York, New York  10022
            Attention:  Jack Levy
            (212) 735-8600

                         CALCULATION OF REGISTRATION FEE

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------------------------------------------------------------------------------


                                    Proposed      Proposed
                                    Maximum       Maximum
Title of          Amount            Offering      Aggregate   Amount of
Securities to     to be             Price         Offering    Registration
be Registered     Registered        Per Share(1)  Price(1)    Fee
------------------------------------------------------------------------------
Common Stock,     220,000           $10.50        $2,310,000  $796.56
no par value
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the amount of the registration fee. Pursuant to Rule 457, these estimates are based upon the average of the high and low prices of the Common Stock, as quoted on The NASDAQ National Market on October 29, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS*

Item 1. Plan Information

Item 2. Registrant Information and Employee Plan Annual Information

        *This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

--------------------------------------------------------------------------------

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by Manhattan Bagel Company, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be part thereof:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

     2. The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1996.

     3. The Company's Quarterly Report on Form 10-QSB for the three months ended June 30, 1996.

     4. The Company's Current Report on Form 8-K dated January 9, 1996, as amended.

     5. The Company's Current Report on Form 8-K dated January 17, 1996, as amended.

     6. The Company's Current Report on Form 8-K dated May 23, 1996, as amended.

     7.   The Company's Current Report on Form 8-K dated June 21, 1996.

     8. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 0-24388.

     9. All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The valid issuance of the Common Stock registered in this registration statement is being passed upon for the Company by its counsel Morrison Cohen Singer & Weinstein, LLP New York, New York. Jack Levy, a director of the Company, is a member of that firm. Mr. Levy owns options issued under the Company's 1994 Stock Option Plan to purchase 9,000 shares of the Company's Common Stock of which 3,000 are currently exercisable or exercisable within 60 days of the date of this registration statement, and options issued under the Company's 1996 Stock Option Plan to purchase 10,000 shares of the Company's Common Stock, none of which are exercisable or exercisable within 60 days of the date of this registration statement.

Item 6. Indemnification of Directors and Officers

The Company's Restated Certificate of Incorporation provides that the Company shall indemnify, to the fullest extent permitted under New Jersey law, its directors and officers against certain liabilities incurred with their service in such capacities. In addition, the Restated Certificate of Incorporation provides that the personal liability of directors and officers to the Company and its stockholders for monetary damages will be limited.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits

Exhibit
Number      Description
------      -----------

4(a).1 Stock Option Agreement made as of April 1, 1996 between CRC, Inc. and the Registrant and Amendment No.1 dated as of August 14, 1996 thereto

5           Opinion of Morrison Cohen Singer & Weinstein, LLP

23(a)       Consent of Amper, Politziner & Mattia
23(b)       Consent of Singer Lewak Greenbaum & Goldstein LLP
23(c)       Consent of Ernst & Young LLP
23(d)       Consent of Rainer & Company
23(e)       Consent of Morrison Cohen Singer & Weinstein, LLP
            (included in Exhibit 5)

Item 9. Undertakings

     (1)  The undersigned registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

          (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1) (a) (i) and (1) (a) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has responsible grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eatontown, New Jersey on October 31, 1996.

                                    MANHATTAN BAGEL COMPANY, INC.

                                          By:/s/ JACK GRUMET
                                             ----------------------------------
                                             Jack Grumet, Chairman of the Board
                                             and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature and Title                                  Date
-------------------                                  ----

 /s/  ANDREW GENNUSA                            October 31, 1996
------------------------------------
       Andrew Gennusa
       Vice President and Director

 /s/  JASON GENNUSA                             October 31, 1996
------------------------------------
       Jason Gennusa
       President and Chief Operating
           Officer and Director

 /s/  DAVID GOLDSMITH                           October 31, 1996
------------------------------------
       David Goldsmith
       Vice Chairman of the Board

 /s/  JACK GRUMET                               October 31, 1996
------------------------------------
       Jack Grumet
       Chairman of the Board and
         Chief Executive Officer
         (Principal Executive Officer)

 /s/  LEONARD R. JOHNSON                        October 31, 1996
------------------------------------
       Leonard R. Johnson
       Chief Financial Officer
         (Principal Financial Officer)

 /s/  WALTER CRUICKSHANK                        October 31, 1996
------------------------------------
       Walter Cruickshank
         (Principal Accounting Officer)

 /s/  JACK LEVY                                 October 31, 1996
------------------------------------
       Jack Levy
       Director

                                                October 31, 1996
------------------------------------
       Julia Heckman
       Director

                                  Exhibit Index



Exhibit
Number                        Description                               Page
------                        -----------                               ----

4(a)              Stock Option Agreement made as of April 1,
                  1996 between CRC, Inc. and the Registrant, and Amendment No. 1, dated as of August 14,
                  1996 thereto

5                 Opinion of Morrison Cohen Singer & Weinstein, LLP

23(a)             Consent of Amper, Politziner & Mattia

23(b)             Consent of Singer Lewak Greenbaum & Goldstein LLP

23(c)             Consent of Ernst & Young LLP

23(d)             Consent of Rainer & Company

23(e)             Consent of Morrison Cohen Singer & Weinstein, LLP
                  (included in Exhibit 5)







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